SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2019

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Lower Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On July 17, 2019, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the second quarter and six months ended June 30, 2019, as well as the declaration of a regular quarterly cash dividend.

Item 8.01. Other Events

a)	Declaration of Regular Quarterly Cash Dividend
On July 17, 2019 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $0.31 per share. The dividend is payable on August 8, 2019 to shareholders of record as of July 29, 2019.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1    Union Bankshares, Inc. Press Release dated July 17, 2019, announcing a regular quarterly dividend and second quarter ended June 30, 2019 net income and net income per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

July 17, 2019	/s/ David S. Silverman
David S. Silverman
Chief Executive Officer

July 17, 2019	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1Union Bankshares, Inc. Press Release dated July 17, 2019, announcing a regular quarterly dividend and second quarter and six months ended June 30, 2019 net income and net income per share.